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                                                                   Exhibit 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employees' 1999 Stock Plan of American Eagle Outfitters, Inc. of our report dated February 24, 2000 (except for Note 12, as to which the date is March 6, 2000), with respect to the consolidated financial statements of the Company incorporated by reference in its Annual Report (Form 10-K) for the year ended January 29, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young  LLP

Pittsburgh, Pennsylvania
April 10, 2000